EXHIBIT 99.1

                            AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed on behalf of all of the undersigned with respect to the ownership of shares of common stock of Celtron International, Inc.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as a sealed instrument this 9th day of November, 2005.

                                        Opus International, LLC


                                        By: /s/ Stephen Hallock
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                                            Stephen Hallock, Managing Member


                                        Stephen Hallock


                                        /s/ Stephen Hallock
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